Exhibit 10.2
WAIVER AND AMENDMENT TO
SECOND LIEN CREDIT AGREEMENT
          This Waiver and Amendment to Second Lien Credit Agreement (this “Agreement”), dated as of October 1, 2006 (the “Effective Date”), is among ATLANTIS PLASTIC FILMS, INC., a Delaware corporation (“Atlantis Plastic Films”), ATLANTIS MOLDED PLASTICS, INC., a Florida corporation (“Atlantis Molded Plastics”), ATLANTIS FILMS, INC., a Delaware corporation (“Atlantis Films”), RIGAL PLASTICS, INC., a Florida corporation (“Rigal Plastics”), ATLANTIS PLASTICS INJECTION MOLDING, INC., a Kentucky corporation (“Injection Molding”), PIERCE PLASTICS, INC., a Delaware corporation (“Pierce Plastics”), and EXTRUSION MASTERS, INC., an Indiana corporation (“Extrusion Masters” and together with Atlantis Plastic Films, Atlantis Molded Plastics, Atlantis Films, Rigal Plastics, Injection Molding and Pierce Plastics, collectively, the “Borrowers” and individually, a “Borrower”), the other persons designated as “Credit Parties” on the signature pages hereof, the Persons set forth on the signature pages hereto who are designated as “Lenders” and THE BANK OF NEW YORK, as Administrative Agent.
W I T N E S S E T H:
          WHEREAS, Borrowers, Credit Parties, Agent and Lenders are parties to that certain Second Lien Credit Agreement dated as of March 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefor in the Credit Agreement);
          WHEREAS, an Event of Default exists under the Credit Agreement (as set forth below) and Borrowers have requested that the Requisite Lenders waive such Event of Default;
          WHEREAS, Borrowers have further requested that Agent and Lenders amend the Credit Agreement in certain respects as set forth herein;
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Waiver.
          (a) Subject to the satisfaction of the conditions set forth in Section 3 below and in reliance on the representations and warranties set forth in Section 4 below, the undersigned Lenders hereby waive an Event of Default existing pursuant to Section 6.1(c) of the Credit Agreement due to Borrowers’ breach of Section 4.4 of the Credit Agreement with respect to the period ended September 30, 2006 (the “Existing Default”). Except for the waiver set forth in this Section 1 and the amendments set forth in Section 2 below, nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to modify any provision of the Credit Agreement.

          (b) Except as expressly provided herein, the execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of the Credit Agreement or the other Loan Documents; (ii) extend the terms of the Credit Agreement or the due date of any of the Obligations; (iii) give rise to any obligation on the part of Agent or any Lender to extend, modify or waive any term or condition of the Credit Agreement or the other Loan Documents; or (iv) give rise to any defenses or counterclaims to Agent’s or any Lenders’ right to compel payment of the Obligations or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.
          2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below and in reliance on the representations and warranties set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
          (a) The following defined term in Annex A to Credit Agreement is hereby amended to read as follows:
          “Capital Expenditures” has the meaning ascribed to it in Section 4.3 of Schedule 1 to Exhibit 4.5(n).”
          (b) Section 1.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “(a) Borrowers shall pay interest on the Term Loan to Agent, for the ratable benefit of Lenders, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or (ii) with respect to such portion of the Term Loan designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum. The Applicable Margins are as follows:
          “Applicable Term Loan Index Margin” means 7.00%.
          “Applicable Term Loan LIBOR Margin” means 9.00%.
          (c) Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “4.3 Minimum Fixed Charge Coverage Ratio.
          Holdings, Borrowers and their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the twelve (12) month period then ended of not less than the following:

Minimum Fixed
Fiscal Quarter	Charge Coverage Ratio
September 30, 2006	0.95 to 1.0
December 31, 2006	0.95 to 1.0

Minimum Fixed
Fiscal Quarter	Charge Coverage Ratio
March 31, 2007	0.95 to 1.0
June 30, 2007	1.00 to 1.0
September 30, 2007	1.00 to 1.0
December 31, 2007	1.00 to 1.0
March 31, 2008	1.00 to 1.0
June 30, 2008	1.00 to 1.0
September 30, 2008	1.00 to 1.0
December 31, 2008	1.00 to 1.0
March 31, 2009	1.00 to 1.0
June 30, 2009	1.00 to 1.0
September 30, 2009	1.00 to 1.0
December 31, 2009 and each Fiscal Quarter ending thereafter	1.00 to 1.0
          (d) Section 4.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “4.4 Maximum Leverage Ratio
          Holdings, Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the twelve (12) month period then ended of not more than the following:

Maximum
Fiscal Quarter	Leverage Ratio
September 30, 2006	7.25 to 1.0
December 31, 2006	7.25 to 1.0
March 31, 2007	7.375 to 1.0
June 30, 2007	7.125 to 1.0
September 30, 2007	6.75 to 1.0
December 31, 2007	6.50 to 1.0
March 31, 2008	6.25 to 1.0
June 30, 2008	6.00 to 1.0
September 30, 2008	6.00 to 1.0
December 31, 2008	6.00 to 1.0
March 31, 2009	5.75 to 1.0
June 30, 2009	5.50 to 1.0
September 30, 2009	5.50 to 1.0
December 31, 2009 and each Fiscal Quarter ending thereafter	5.25 to 1.0
          (e) The following is hereby added to the Credit Agreement as Section 4.4A thereof:

          “4.4A Borrowing Availability.
          Holdings, Borrower and their Subsidiaries shall, at all times between October 30, 2006 and March 31, 2007, maintain Borrowing Availability (as defined in the First Lien Debt Documents) of not less than $3,000,000.”
          (f) The following is hereby added to the Credit Agreement as Section 4.4B thereof:
          “4.4B Capital Expenditures.
          Holdings, Borrower and their Subsidiaries shall not permit the aggregate amount of Capital Expenditures for (i) the period commencing on January 1, 2006 and ending on December 31, 2006 to exceed $12,000,000, (ii) Fiscal Year ended December 31, 2007 to exceed $8,000,000 and (iii) for each Fiscal Year thereafter, to exceed $10,000,000; provided that at any time after the Fiscal Year ended December 31, 2007 that the Leverage Ratio is certified pursuant to the terms hereof to be below 5.25 to 1.0, Holdings, Borrower and the Subsidiaries shall be permitted to make such Capital Expenditures in accordance with the budget attached hereto as Exhibit B hereto.”
          (g) Section 3.5(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
          “(c) Borrowers may pay the base management fee under Section 6.1 of the Management Agreement, the incentive compensation under Section 6.3 of the Management Agreement and reasonable out-of-pocket expenses pursuant to the Management Agreement; provided that (i) the Borrowers may amend, restate or replace the Management Agreement but only if the amounts permitted to be paid pursuant to the Management Agreement shall not be increased or accelerated as a result of any such amendment, restatement or replacement; (ii) upon the election of the Agent, Borrowers may not make any payment of fees, incentive compensation or other similar amounts (excluding out-of-pocket expenses) otherwise permitted under this Section 3.5(c) during the existence and continuance of any Event of Default; (iii) notwithstanding anything to the contrary herein, in respect of the calendar year 2006 the total management fee and incentive compensation payable shall be consistent with the terms of the Management Agreement as of the date hereof but shall not exceed an aggregate amount of $1,100,000; and (iv) notwithstanding anything to the contrary herein, commencing on October 1, 2006 and thereafter, (x) if the amount of the base salary of the Borrowers’ Chief Executive Officer and President exceeds $450,000 in any calendar year as adjusted annually to reflect any increase in the Consumer Price Index (which CPI adjustment shall be calculated on the same basis as the CPI adjustment described in Section 6.1 of the Management Agreement with respect to Manager (as defined therein)) then the Base Compensation (as defined in Section 6.1 of the Management Agreement) to be paid to Manager shall be reduced dollar-for dollar by the amount of such excess and (y) no incentive compensation shall be payable in cash until such time as the Leverage Ratio is certified pursuant to the terms hereof to be below 5.25 to 1.0.”

          (h) Part 4.2 of Exhibit 4.5(o) of the Credit Agreement is hereby amended and restated as set forth in Exhibit C hereto.
          (i) The third clause under “Plus:” of the Fixed Charge Coverage Ratio is hereby amended and restated as follows: “Fees accrued under the Management Agreement”.
          3. Conditions. The effectiveness of this Agreement is subject to the following conditions precedent, each to be in form and substance reasonably satisfactory to Agent:
          (a) Agent shall have received a copy of this Agreement executed by Borrowers, other Credit Parties, Agent and Requisite Lenders, together with such other documents, agreements and instruments as Agent may require or reasonably request;
          (b) Agent shall have received an executed copy of that certain Waiver and Amendment to Credit Agreement attached as Exhibit A hereto (“First Lien Amendment”), which First Lien Amendment shall contain a consent by the holders of First Lien Debt to the execution and delivery of this Agreement;
          (c) Except for the Existing Default, no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing;
          (d) All actions and proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and
          (e) The warranties and representations of Borrowers contained in this Agreement, the Credit Agreement, as amended or otherwise modified hereby, and the Loan Documents (after giving effect to this Agreement), shall be true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
          4. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrowers represent and warrant to Agent and Lenders that:
          (a) the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of each Borrower, this Agreement has been duly executed and delivered by each Borrower, and this Agreement constitutes a valid and binding agreement of each Borrower, enforceable against each Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;
          (b) except for the Existing Default, no Default or Event of Default has occurred and is continuing as of the date hereof; and

          (c) immediately after giving effect to this Agreement and the consummation of the transactions contemplated hereby, each of the representations and warranties set forth in this Agreement, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
          5. Other Agreements.
          (a) Accrued Interest. All interest which has accrued prior to the Effective Date under the Credit Agreement shall not be affected by the changes to the rate at which interest accrues as set forth in this Agreement. Such interest shall remain due and owing, and shall be paid as provided in the Credit Agreement without giving effect to this Agreement. All changes to interest rates contemplated hereby shall be effective on a going forward basis. For the period commencing on the date hereof interest will accrue at the rates set forth in Section 1.2(a) of the Credit Agreement as amended hereby.
          (b) Compliance Certificate. Notwithstanding the drafting note set forth in paragraph (d) of the form Compliance and Excess Cash Flow Certificate, Borrowers shall complete the portion of Schedule 1 to the form Compliance and Excess Cash Flow Certificate pertaining to financial covenants when it submits such Certificate concurrently with the delivery of financial statements for the months of October and November of 2006.
          (c) Fee. On the date hereof Borrowers shall pay the Agent for the benefit of each Lender which executes this Agreement as cash fee equal to 1.25% of such Lender’s Pro Rata Share.
          (d) Consent. Subject to the satisfaction of the conditions set forth in Section 3 hereof and in reliance on the representations and warranties set forth in Section 4 hereof, Agent and the undersigned Lenders hereby consent to (i) the execution of the First Lien Amendment, (ii) an increase in the total interest rate applicable to the First Lien Debt of up to 2% per annum above the rates set forth in the First Lien Amendment (excluding fluctuations in underlying rate indices and the imposition of a 2% per annum default rate) and (iii) an increase in the percentage of Excess Cash Flow payments pursuant to Section 1.5(b) of the First Lien Credit Agreement from 50% to no higher than 75% provided that all amounts paid thereunder permanently reduce the Maximum First Lien Principal Amount as defined in the Intercreditor Agreement dated March 22, 2005 by and among the Borrowers and the First Lien Collateral Agent (as defined therein) and the Second Lien Collateral Agent (as defined therein).
          6. Miscellaneous.
          (a) Default. Borrowers hereby acknowledge and agree that the breach by any Borrower of any of the representations, warranties, covenants or agreements made by any Borrower under this Agreement shall constitute an Event of Default.

          (b) Expenses. Each Borrower agrees to reimburse Agent for all costs and expenses (including reasonable legal fees and expenses) of counsel to Merrill Lynch PCG, Inc. and counsel to Agent incurred in connection with this Agreement and the transactions contemplated hereby.
          (c) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.
          (d) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
          (e) CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWERS AND CREDIT PARTIES AGREE THAT AGENT’S OR ANY LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.
          (g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the sole benefit of Borrowers, Credit Parties, Agent and Lenders and their respective successors and assigns.
          (h) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.
          (i) No Set-Off. Without limiting the Credit Agreement and the other Loan Documents, each Borrower and each other Credit Party hereby confirms and agrees that, to its knowledge, it has no set-offs, counterclaims or defenses to the enforcement of the Credit Agreement and of the other Loan Documents, and hereby acknowledges that Agent and each Lender are relying on this statement in entering into this Agreement.
          (j) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Notes and secured by the Collateral. The Credit Agreement as amended hereby and each of the Loan Documents remain in full force and effect.
          (k) Construction. Each Borrower and each other Credit Party acknowledges that it has been represented by its own legal counsel in connection with the Loan Documents and this Agreement, that it has exercised independent judgment with respect to the Loan Documents and this Agreement, and that it has not relied on the Agent’s or on Lenders’ counsel for any advice with respect to the Loan Documents or this Agreement.
          (l) Loan Document. This Agreement shall constitute a Loan Document.
[SIGNATURE PAGES FOLLOW]

     Delivered at Chicago, Illinois, as of the day and year first above written.

ATLANTIS PLASTIC FILMS, INC.
ATLANTIS MOLDED PLASTICS, INC.
ATLANTIS FILMS, INC.
RIGAL PLASTICS, INC.
ATLANTIS PLASTICS INJECTION
MOLDING, INC.
PIERCE PLASTICS, INC.
EXTRUSION MASTERS, INC.,
each as a Borrower

By:	/s/ Paul G. Saari
Title: Senior Vice President of Finance and Chief Financial Officer

ATLANTIS PLASTICS, INC., as a Credit Party
By:	/s/ Paul G. Saari
Title: Senior Vice President of Finance and Chief Financial Officer

BANK OF NEW YORK, as Administrative Agent
By:	/s/ Robert D. Hingston
Title: Vice President

MERRILL LYNCH PCG, INC.
By:	/s/ Fariborz Ehsani
Title: President

MERRILL LYNCH CREDIT PRODUCTS, LLC
By:	/s/ Pierre Batrouni
Title: Vice President

Waiver and Amendment to Credit Agreement — Signature Page

CENTURION CDO 8, LIMITED By: RiverSource Investments, LLC. Its: Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director Business Operations

CENTURION CDO 9, LIMITED By: RiverSource Investments, LLC. Its: Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director Business Operations

BLACKROCK GLOBAL FLOATING RATE INCOME TRUST
By:
Title:

BLACKROCK LIMITED DURATION INCOME TRUST
By:
Title:

GALAXITE MASTER UNIT TRUST
By:
Title:

MAGNETITE ASSET INVESTORS III, L.L.C
By:
Title:

Waiver and Amendment to Credit Agreement — Signature Page

MAGNETITE ASSET INVESTORS LLC
By:
Title:

FOREST CREEK CLO, LTD. By: Deerfield Capital Management LLC Its: Collateral Manager
By:
Title:

ROSEMONT CLO, LTD. By: Deerfield Capital Management LLC Its: Collateral Manager
By:
Title:

BRYN MAWR CLO, LTD. By: Deerfield Capital Management LLC Its: Collateral Manager
By:
Title:
HALCYON STRUCTURED ASSET MANAGEMENT CLO I LTD. By: Halcyon Structured Asset Management, L.P. Its Investment Manager

Waiver and Amendment to Credit Agreement — Signature Page

By:
Title:

RED FOX FUNDING LLC
By:	/s/ Christina L. Ramseur
Title: Assistant Vice President

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.
By:	/s/ Meridee A. Moore
Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS, L.P.
By:	/s/ Meridee A. Moore
Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.
By:	/s/ Meridee A. Moore
Title: Senior Managing Member

Waiver and Amendment to Credit Agreement – Signature Page

EXHIBIT A
First Lien Amendment
Attached

EXHIBIT B
Budget
Attached

EXHIBIT C
MINIMUM EBITDA
(Section 4.2)

Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:	$

the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Holdings or any of Holdings’ Subsidiaries the income (or deficit) of any Person (other than a Subsidiary) in which Holdings has an ownership interest, except to the extent any such income has actually been received by Borrowers or any of their Subsidiaries in the form of cash dividends or distributions the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period any net gain attributable to the write-up of any asset

any net gain from the collection of the proceeds of life insurance policies any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Holdings or any of their Subsidiaries in the case of a successor to Holdings or any of their Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets any deferred credit representing the excess of equity in any Subsidiary of Holdings at the date of acquisition of such Subsidiary over the cost to Holdings of the investment in such Subsidiary

Consolidated Net Income		$

EBITDA is defined as follows:

Consolidated Net Income (from above)		$

Less:	(in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

income tax credits

interest income

gain from extraordinary items (net of loss from extraordinary items)

any aggregate net gain (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities)

any other non-cash gains

expenditures pursuant to the last sentence of Section 4.6 of the Credit Agreement applicable to, but not included on, the Pro Forma, including expenditures made in connection with Related Transactions and payment of liabilities on the Closing Date

Plus:	(in each case to the extent deducted in the calculation of Consolidated Net Income, but without duplication):
any provision for income taxes (calculated as provided in Section 4.3 of this Exhibit)

Interest expense (whether cash or non-cash) deducted in the determination of Consolidated Net Income, including interest expense with respect to any Funded Debt and interest expense that has been capitalized depreciation and amortization

amortized debt discount (but in the case of amortization and expenses of Related Transactions, only to the extent included in the Pro Forma)

any deduction as the result of any grant to any members of the management of Holdings or any of their Subsidiaries of any Stock any deduction for fees paid under the Management Agreement

any deduction attributable to the issuance to employees of awards to acquire stock of Holdings and any deduction attributable to the Permitted Dividend/Option Cancellation expenses of the Related Transactions acceptable to Agent, provided that such expenses were included in the Pro Forma, or disclosed in any notes thereto, and are deducted from Net Income (other than as amortization expenses)

up to $531,500 of expenses attributable to the failed senior note offering conducted during the first quarter of 2005, provided that such expenses were included in the Pro Forma, or disclosed in any notes thereto any deductions attributable to (a) the fees and expenses of the Financial Advisor retained pursuant to Section 5 of the First Lien Amendment, and (b) the fees and expenses incurred in connection with the transactions contemplated by the Waiver, including those paid pursuant to Section 7 of the Waiver any deductions incurred for severance costs consistent with the plan delivered to the Lenders, not to exceed $1,100,000 in the aggregate through the second fiscal quarter of 2007 any deductions for plant closing, lease exit and/or restructuring costs, including impairment of goodwill, in each case attributable to the closing of the Warren, Ohio facility, of an aggregate amount not to exceed $3,000,000 (consisting of up to $1,000,000 of cash charges and up to $2,000,000 of non-cash restructuring charges)

EBITDA	$

Required EBITDA	$

In Compliance	Yes/No